UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW, Suite 200 Roanoke, VA	24011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Roedel as Interim Executive Chairman and Interim President

On March 24, 2024, Richard Roedel, the Chairman of the Board of Directors (the “Board”) of Luna Innovations Incorporated (the “Company”), was appointed Interim Executive Chairman and Interim President, effective immediately, to serve in such capacities until such time as a new Chief Executive Officer and President commences employment or such other date determined by the Board. In these capacities, Mr. Roedel will serve as the Company’s principal executive officer and principal operating officer. The Board has also initiated a search for the Company’s new President and Chief Executive Officer.

There is no arrangement or understanding between Mr. Roedel and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Roedel and any of the Company’s other directors or executive officers. Additional information about Mr. Roedel is set forth below:

Mr. Roedel, age 74, has served as a member of the Board since 2005 and as non-executive Chairman of the Board since 2010. Mr. Roedel has extensive board experience and is currently a member of the Board of Directors of BrightView Holdings, Inc., LSB Industries, Inc. and Clarivate Plc. Mr. Roedel serves as non-executive chair of LSB Industries. In May 2021, Mr. Roedel retired from the board of Six Flags Entertainment, Inc. where he served as the Non-Executive Chair. Mr. Roedel has previously served on boards of IHS Markit Ltd, Lorillard, Inc., Sealy Corporation, BrightPoint, Inc., Broadview Holdings, Inc., Dade Behring Holdings, Inc., and TakeTwo Interactive Software, Inc. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel served a three-year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). From 1971 through 2000, he was employed by BDO Seidman LLP, becoming an audit partner in 1980, later being promoted in 1990 to managing partner in Chicago and then managing partner in New York in 1994, and finally, in 1999, to chair and chief executive officer. Mr. Roedel holds a B.S. degree in accounting from The Ohio State University and is a Certified Public Accountant.

On March 24, 2024, in connection with Mr. Roedel’s appointment as the Company’s Interim Executive Chairman and Interim President, the Company and Mr. Roedel entered into a letter agreement effective March 24, 2024 (the “Letter Agreement”) setting forth the terms of his employment. Pursuant to the Letter Agreement, Mr. Roedel’s employment with the Company is at-will and is intended to be temporary, with an expected term of less than 12 months, and may be terminated by the Board at any time or extended by mutual agreement. Mr. Roedel will receive a monthly salary of $3,083 per month (equal to $37,000 per year). Mr. Roedel will not be eligible to participate in the Company’s executive bonus program or severance plans. Additionally, during the term of his service as Interim Executive Chairman, Mr. Roedel will not be eligible to receive compensation pursuant to the Company’s non-employee director compensation policy.

Pursuant to the Letter Agreement, on March 24, 2024, Mr. Roedel was granted a restricted stock unit award (“RSU”) for 154,639 shares of the Company’s common stock (the “Roedel RSUs”). One-fourth of the shares underlying the Roedel RSUs will become eligible to vest on each three-month anniversary of the grant date, subject to Mr. Roedel’s continued employment with the Company as Interim Executive Chairman as of the applicable three-month anniversary (the “Service-Eligible RSUs”). Any Roedel RSUs that become Service-Eligible RSUs will actually vest on March 24, 2025, subject to Mr. Roedel’s Continuous Service (as defined in the Company’s 2023 Equity Incentive Plan) to the Company through such date. In the event of Mr. Roedel’s death or disability, or in the event of a change in control of the Company, occurring (a) during Mr. Roedel’s service as Interim Executive Chairman, the vesting of any unvested Roedel RSUs, whether or not Service-Eligible RSUs, shall accelerate in full, or (b) after the termination Mr. Roedel’s service as Interim Executive Chairman but while the Mr. Roedel remains in Continuous Service, the vesting of any Service-Eligible RSUs shall accelerate in full.

Retirement of Scott Graeff as President and Chief Executive Officer and as a Board Member

On March 24, 2024, Scott Graeff retired as the President and Chief Executive Officer of the Company and as a member of the Board, effective immediately. After consideration of various alternatives, including termination with or without cause, the Board exercised its discretion in determining that it was in the best interests of the Company and its stockholders to accept Mr. Graeff’s retirement and provide benefits to Mr. Graeff in exchange for his continued assistance and compliance with other obligations as set forth in a separation agreement (the “Separation Agreement”), which the Company and Mr. Graeff entered into on March 24, 2024 (the “Separation Date”).

Subject to Mr. Graeff’s release of claims and his compliance with the Separation Agreement and his continuing obligations to the Company under his employment agreement and Confidential Information, Inventions Assignment, Non-competition and Non-Solicitation Agreement, the Company has agreed to provide Mr. Graeff with the following severance benefits: (a) severance payments in the form of continuation of his base salary for a period of nine months following the Separation Date, payable in accordance with the Company’s normal payroll practices, (b) payment of his COBRA premium, if applicable, for up to nine months, and (c) accelerated vesting of 10,000 shares underlying Mr. Graeff’s unvested RSUs. The remainder of Mr. Graeff’s unvested equity awards were forfeited as of the Separation Date.

The Separation Agreement also contains certain covenants that are binding upon Mr. Graeff, including a covenant to cooperate with the Company in connection with any investigation of any claims or demands asserted against it and with respect to matters arising from events that occurred during his period of employment with the Company. Mr. Graeff also agreed to refrain from taking certain actions regarding the Company and its management and stockholders in light of Mr. Graeff’s status as a holder of the Company’s common stock. The Separation Agreement also contains a release of claims in favor of the Company, subject to customary exceptions, and mutual covenants not to disparage, subject to certain exceptions. In addition, the Separation Agreement contains clawback provisions pursuant to which, in addition to any required clawback under applicable law or listing requirements and the Company’s clawback policies, 100% of all cash severance payments and accelerated RSUs provided to Mr. Graeff under the Separation Agreement are subject to clawback upon (a) the Board’s determination, in its reasonable good faith discretion, that Mr. Graeff engaged in conduct that constituted “Cause” under his employment agreement, (b) the Board’s determination, in its reasonable good faith discretion, that Mr. Graeff materially breached his continued obligations to the Company, or (c) a finding by a court that Mr. Graeff engaged in bad faith conduct.

The foregoing descriptions of the Letter Agreement and the Separation Agreement are not complete and are qualified in their entirety by reference to the Letter Agreement and the Separation Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On March 25, 2024, the Company issued a press release with respect to certain of the matters described in this report (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this report.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In connection with Mr. Roedel’s appointment as Interim Executive Chairman and Interim President and Mr. Graeff’s retirement from the Board, the size of the Board was reduced from eight to seven members, and the Board implemented a number of additional governance changes, effective immediately. Mr. Roedel resigned from each of the Nominating and Governance Committee, the Compensation Committee and the Risk Committee of the Board. Pamela Coe, a member of the Board, was appointed to the Risk Committee and designated to replace Mr. Roedel as the chair of the Risk Committee. Mary Beth Vitale, the current chair of the Nominating and Governance Committee, was appointed as lead independent director of the Board.

On March 24, 2024, the Board also established a new Operations Committee of the Board to provide focused oversight of the Company. The Board appointed Barry Phelps, David Chanley and Gary Spiegel to the Operations Committee, with Mr. Phelps serving as the chair.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Letter Agreement, dated March 24, 2024, with Richard Roedel.
10.2*	Separation Agreement dated March 24, 2024, by and between the Company and Scott Graeff.
99.1	Press release dated March 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2024

Luna Innovations Incorporated By: /s/ George Gomez-Quintero
George Gomez-Quintero Chief Financial Officer